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                                                                   EXHIBIT 10.8



                          INTERIM MANAGEMENT AGREEMENT


         This Agreement is made the 8th day of July, 1996 (the "Agreement") between AQUA-CHEM, INC., a Delaware corporation, based in Milwaukee, Wisconsin (hereinafter called the "Company"), J. MILLER MANAGEMENT, INC., a Michigan corporation, based in Birmingham, Michigan (hereinafter called "JMM") and Jeffrey A. Miller (hereinafter called "Miller").

         IN CONSIDERATION of the mutual promises hereinafter set forth, the Company, Miller and JMM do hereby agree as follows:

         1.       Interim Management Services.

         During the term of this Agreement, JMM agrees to perform, in accordance with ordinary prudent industry practice, interim management/consulting work for the Company as the Board of Directors of the Company, through its designee Patrick Babin, or Bill Stallworth may from time to time request. JMM shall perform such interim management/consulting work at the Company's principal place of business in Milwaukee, Wisconsin or at such other places and at such other times as the Company and JMM shall agree upon. The scope of this interim management/consulting work shall include, but not be limited to:

                  1.1      Chief Executive Officer.

                  As Interim Chief Executive Officer (CEO), Miller shall assume full management responsibility, including profit and loss responsibility for the Company's business worldwide (hereinafter called the "Business"), manage resources, both human and financial, and direct the business operations and activities of the Company on a day-to-day basis.

                  1.2      Commercial Relationship.

                  Manage the commercial relationship for the Business, understand and satisfy customers' needs, solve customer related problems and improve customer relationships.

                  1.3      Leadership.

                  Provide the necessary leadership to stabilize the Business, improve profitability and to assure that the strategic and budgetary objectives are being met.

                  1.4      Strategic Direction.

                  Review and analyze the strategic direction for the Business, recommend changes, implement programs, projects in support of revised strategic direction for the business.



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                                                                    EXHIBIT 10.8


         2.       Term.

         The term of this Agreement shall extend from July 8, 1996 through December 20, 1996, unless extended by written agreement of the parties, or unless terminated earlier in accordance with the terms hereof.

         3.       Compensation.

         In consideration of such interim management/consulting work, the Company agrees to pay JMM $10,000 per week, payable monthly, as follows:


        Month                  Weeks                Compensation
        -----                  -----                ------------
        July                     4                 $      40,000
        August                   4                 $      40,000
        September                4                 $      40,000
        October                  5                 $      50,000
        November                 4                 $      40,000
        December                 3                 $      30,000
                                 -                        ------
        Total                   24                 $     240,000
                                ==                       =======


         Monthly billings will be submitted on the last day of each respective month, due and payable by the Company within five days from receipt of JMM's invoice.

         Any day that Miller is not available to perform services under this Agreement shall cause a reduction in the compensation at the rate of $2,000 per day.

         Should the Company require additional days above those contemplated in this Agreement, they shall be compensated at the daily rate of $2,000. Payments will be made no later than 10 days after receipt of the invoice from JMM.

         The Company shall pay JMM a retainer of $10,000 upon execution hereof, which retainer shall be applied to the last payment due under this Agreement.

         4.       Expenses.

         The Company shall reimburse JMM for all reasonable, direct, out-of-pocket expenses incurred by JMM on behalf of the Company, including mutually agreeable expenses for use of Miller's company car (monthly lease and mileage) and weekly travel to and from Birmingham. Statements will be submitted by JMM at the first of each month with detail itemization of travel and living expenses with supporting documentation.

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                                                                    EXHIBIT 10.8


         5.       Living Accommodations.

         The Company will provide mutually agreeable living accommodations to include a furnished apartment or house for Miller in the Milwaukee, Wisconsin area for his sole use during the term hereof.

         6.       Non-Disclosure and Confidentiality.

         The work contemplated under this Agreement requires that JMM and Miller have access to information which is proprietary and/or confidential to the Company. JMM and Miller agree not to publish or otherwise disclose to persons outside the Company, without specific permission from the Company, any Company information acquired by JMM and Miller as a result of participation in studies or work under this Agreement; nor to use said information in any way which might be injurious to the interests of the Company. This agreement shall survive termination of the Agreement.

         Company and Miller agree to maintain the terms of this Agreement and any other confidential information on a confidential basis except as disclosure may be required by law.

         7.       Work Product.

         JMM shall furnish, on request of Company, written reports of the work performed by JMM under this Agreement, including findings, conclusions, recommendations and supporting data and analysis, and any such reports shall become the sole property of the Company.

         8.       Independent Contractor.

         JMM is an independent contractor under this Agreement. Miller is not an employee of the Company and will not be entitled to participation in, or receive any benefit or rights as a company employee under any Company employee benefit and welfare plans, including, without limitation, Company employee insurance, pension, savings and security plans as a result of JMM, Miller and Company entering into this Agreement.

         9.       Non-Assignability.

         This is a personal service agreement and accordingly, assignment of this Agreement or any interest therein or of any payment due or to become due hereunder, without prior consent of JMM, Miller or the Company, shall be void.

         10.      Termination.

         This Agreement may be terminated by either party for any reason whatsoever on thirty days' written notice. Should the Company terminate this Agreement without cause prior to the



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                                                                    EXHIBIT 10.8


end of term, the Company will be required to pay all compensation under this Agreement including paragraphs 3 and 4. In the event JMM terminates this Agreement, or Company terminates this Agreement for good cause, including a breach of this Agreement by JMM or its or Miller's failure or inability to obtain necessary government security clearance, the Company shall be obligated to pay JMM only for all accrued obligations through the date of termination.

         11.      Indemnification and Hold Harmless.

         Simultaneous with the execution of this Agreement, the Company, JMM and Jeffrey A. Miller are entering into an Indemnification Agreement in the form attached hereto as Exhibit A.

         12.      Sole Agreement.

         This Agreement is the sole agreement among JMM, Miller and the Company with respect to services to be performed during the term of this Agreement and it supersedes all prior agreements and understanding with respect thereto. No change, modification, alteration or addition to any provision hereof shall be binding unless in writing and signed by JMM, Miller and a duly authorized representative of the Company.

         13.      Law and Enforceability.

         This Agreement is governed by the laws of the state of Delaware. Any dispute arising out of this Agreement shall be resolved by submitting the same to binding arbitration with the American Arbitration Association - Commercial Division, Milwaukee, Wisconsin.

         14.      Successors and Assigns.

         This agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.








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                                                                    EXHIBIT 10.8



         IN WITNESS WHEREOF, the Company, JMM and Miller have executed this Agreement on the day and year first above written.

                                   AQUA-CHEM, INC.


                                   By: /s/ B.E. Stallworth
                                      ----------------------------------------
                                         Name:  B.E. Stallworth
                                               -----------------------------
                                         Title: Director
                                               -----------------------------

                                   J. MILLER MANAGEMENT, INC.


                                   By: /s/ JA Miller
                                      ---------------------------------
                                            Jeffrey A. Miller, President


                                   JEFFREY A. MILLER


                                   By: /s/ JA Miller
                                      ------------------------------------
                                            Jeffrey A. Miller, Individually